Enovis Announces Fourth Quarter and Full Year 2024 Results

•Continued commercial momentum with fourth-quarter sales growth of 23% on a reported basis and strong adjusted EBITDA margin expansion

•Fourth-quarter Reconstructive sales grew 59% Y/Y on a reported basis and 10% on a Comparable Sales basis

•Exceeded year one commercial and integration plans for Lima

WILMINGTON, DE, February 26, 2025 (GLOBE NEWSWIRE)—Enovis™ Corporation (NYSE: ENOV), an innovation-driven medical technology growth company, today announced its financial results for the fourth quarter and full year ended December 31, 2024. The Company will host an investor conference call and live webcast to discuss these results today at 8:30 am ET.

Fourth Quarter and Fiscal Year 2024 Financial Results

Enovis’ fourth-quarter net sales of $561 million grew 23% on a reported basis and 6% (+7% xFX) on a Comparable Sales basis from the same quarter in 2023. Fourth-quarter results reflect strong growth in Global Reconstructive, including the acquisition of Lima, and stable execution in Prevention & Recovery. Compared to the same quarter in 2023, net sales in Recon grew 59% on a reported basis, with 10% Comparable Sales growth, and P&R grew 2% on a reported basis and 3% on a Comparable Sales basis.

Enovis reported fourth-quarter net loss from continuing operations of $704 million, or a loss of 125% of sales on a reported basis. The company’s net loss from continuing operations included a non-cash goodwill impairment charge of $645 million related to a sustained decline in the Company’s stock price and market capitalization relative to the carrying value of our Recon and P&R reporting units. Enovis also reported adjusted EBITDA of $113 million, or 20% of sales on a reported basis, an increase of 210 basis points versus the comparable prior year quarter.

The Company reported fourth-quarter 2024 net loss from continuing operations of $12.06 per share and adjusted earnings per diluted share of $0.98.

Enovis’ full year 2024 net sales of $2.1 billion grew 23% on a reported basis and 6% Comparable Sales basis. Net sales in Recon grew 60% on a reported basis with 9% Comparable Sales growth and P&R grew 2% on a reported basis and 3% on a Comparable Sales basis. Enovis also reported a full year net loss from continuing operations of $827 million and adjusted EBITDA of $377 million, or 18% of sales, an increase of 210 basis points versus 2023. For the full year 2024 Enovis reported a net loss from continuing operations of $14.98 per share and adjusted diluted earnings per diluted share of $2.84.

“Our performance in 2024 marks a transformational year for the company as we executed our integration plans and solidified our ability to deliver sustainable high-single-digit organic growth and year-over-year margin expansion,” said Matt Trerotola, Chief Executive Officer of Enovis. “Our strong finish in 2024 has set a solid foundation for 2025 with key new product launches positioned to drive above market growth rates.”

2025 Financial Outlook

Enovis also announced financial expectations for 2025. Revenue is expected to approximate $2.19-2.22 billion, which incorporates 6-6.5% organic revenue growth. Adjusted EBITDA is forecasted to be $405-415 million, which represents 60-70 bps expansion Y/Y. Full-year adjusted earnings per share are expected to be in the range of $3.10-$3.25.

Conference call and Webcast

Investors can access the webcast via a link on the Enovis website, www.enovis.com. For those planning to participate on the call, please dial (833) 685-0901 (U.S. callers) or +1 (412) 317-5715 (International callers) and ask to join the Enovis call. A link to a replay of the call will also be available on the Enovis website later in the day.

Planned CEO Succession Process

Earlier today, the Company announced that Mr. Trerotola has informed the Board of his intention to retire from his current position as CEO of the Company, effective upon his successor being appointed by the Board and assuming the position as CEO of the Company. Mr. Trerotola will address the leadership transition during Enovis’ fourth quarter and full-year 2024 financial results conference call, which is scheduled for later today at 8:30 a.m. ET. A live webcast will be available on the Investors section of the Company’s website.

About Enovis

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond. The Company’s shares of common stock are listed in the United States on the New York Stock Exchange under the symbol ENOV. For more information about Enovis, please visit www.enovis.com.

Availability of Information on the Enovis Website

Investors and others should note that Enovis routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Enovis Investor Relations website. While not all of the information that the Company posts to the Enovis Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Enovis to review the information that it shares on ir.enovis.com.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, goals, objectives, outlook, expectations and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, risks related to Enovis’ acquisition of Lima; the impact of public health emergencies and global pandemics; disruptions in the global economy caused by escalating geopolitical tensions including in connection with Russia’s invasion of Ukraine; macroeconomic conditions, including the impact of inflationary pressures; changes in government trade policies, including the implementation of tariffs; supply chain disruptions; increasing energy costs and availability concerns, particularly in the European market; other impacts on Enovis’ business and ability to execute business continuity plans; and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Non-GAAP Financial Measures

Enovis has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations (“Adjusted net income”), Adjusted net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted gross profit, Adjusted gross profit margin, Comparable sales, Comparable sales growth, and Comparable sales growth on constant currency basis.

Adjusted net income and Adjusted net income per diluted share exclude restructuring and other charges, European Union Medical Device Regulation (“MDR”) and other costs, amortization of acquired intangibles, inventory step up costs, property plant and equipment step-up depreciation, goodwill impairment charges, strategic transaction costs, stock compensation costs, other income/expense, and include the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments. Enovis also presents Adjusted net income margin, which is subject to the same adjustments as Adjusted net income.

Adjusted EBITDA represents Adjusted net income excluding interest, taxes, and depreciation and amortization. Enovis presents Adjusted EBITDA margin, which is subject to the same adjustments as Adjusted EBITDA.

Adjusted gross profit represents gross profit excluding the fair value charges of acquired inventory and the impact of restructuring and other charges. Adjusted gross profit margin is subject to the same adjustments as Adjusted gross profit.

Comparable sales adjusts net sales for prior periods to include the sales of acquired businesses (including Lima and Novastep) prior to our ownership from acquisitions that closed in the periods presented and to exclude the net sales of certain non-core product lines that were divested or discontinued, as applicable, during the periods presented.

Comparable sales growth represents the change in Comparable sales for the current period from Comparable sales for the prior year period.

Comparable sales growth on constant currency basis represents Comparable sales growth excluding the impact of foreign exchange rate fluctuations.

Comparable sales, comparable sales growth and comparative sales growth on a constant currency basis are presented for illustrative purposes only and do not and are not intended to comply with Article 11 of Regulation S-X promulgated by the SEC in respect of proforma financial information, and may differ, including materially, from proforma financial statements presented in accordance therewith.

These non-GAAP financial measures assist Enovis management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Enovis management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release. Enovis does not provide reconciliations of adjusted EBITDA or adjusted earnings per share on a forward-looking basis to the closest GAAP financial measures, as such information is not available without unreasonable efforts on a forward-looking basis due to uncertainties regarding, and the potential variability of, reconciling items excluded from these measures. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

Kyle Rose
Vice President, Investor Relations
Enovis Corporation
+1-917-734-7450
investorrelations@enovis.com

Enovis Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	December 31, 2023		December 31, 2024	December 31, 2023

Net sales	$560,975	$455,020		$2,107,623	$1,707,197
Cost of sales	253,457	190,631		926,867	716,418
Gross profit	307,518	264,389		1,180,756	990,779
Gross profit margin	54.8%	58.1%		56.0%	58.0%
Selling, general and administrative expense	257,709	211,011		1,027,354	830,305
Research and development expense	23,951	18,319		91,298	75,331
Amortization of acquired intangibles	40,880	35,261		165,533	133,517
Restructuring and other charges	4,727	5,553		27,290	17,335
Goodwill impairment charge	645,000	—		645,000	—
Operating loss	(664,749)	(5,755)		(775,719)	(65,709)
Operating loss margin	(118.5)%	(1.3)%		(36.8)%	(3.8)%
Interest expense, net	9,069	4,253		57,100	19,749
Debt extinguishment charges	—	7,333		—	7,333
Other income, net	(92)	(24,998)		(9,895)	(25,663)
(Loss) income from continuing operations before income taxes	(673,726)	7,657		(822,924)	(67,128)
Income tax expense (benefit)	29,900	4,589		4,492	(13,289)
Net (loss) income from continuing operations	(703,626)	3,068		(827,416)	(53,839)
Income from discontinued operations, net of taxes	426	12		2,601	21,108
Net (loss) income	(703,200)	3,080		(824,815)	(32,731)
Less: net income attributable to noncontrolling interest from continuing operations - net of taxes	137	116		679	530
Net (loss) income attributable to Enovis Corporation	$(703,337)	$2,964	0	$(825,494)	$(33,261)
Net income (loss) per share - basic and diluted
Continuing operations	$(12.06)	$0.05		$(14.98)	$(1.00)
Discontinued operations	$0.01	$—		$0.05	$0.39
Consolidated operations	$(12.05)	$0.05		$(14.93)	$(0.61)

Enovis Corporation
GAAP and Comparable Sales
Change in Sales
Dollars in millions
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	December 31, 2023	Growth Rate	December 31, 2024	December 31, 2023	Growth Rate
	GAAP			GAAP
	(In millions)			(In millions)
Prevention & Recovery:
U.S. Bracing & Support	$124.2	$118.4	4.9%	$469.3	$456.1	2.9%
U.S. Other P&R	70.2	71.5	(1.8)%	270.7	269.8	0.3%
International P&R	92.5	92.3	0.2%	357.9	350.8	2.0%
Total Prevention & Recovery	286.9	282.2	1.7%	1,098.0	1,076.8	2.0%

Reconstructive:
U.S. Reconstructive	$139.0	$117.0	18.8%	$505.6	$426.4	18.6%
International Reconstructive	135.0	55.7	142.4%	504.0	204.0	147.1%
Total Reconstructive	274.0	172.8	58.6%	1,009.7	630.4	60.2%

Total	$561.0	$455.0	23.3%	$2,107.6	$1,707.2	23.5%

	Three Months Ended				Year Ended
	December 31, 2024	December 31, 2023	Growth Rate	Constant Currency Growth Rate	December 31, 2024	December 31, 2023	Growth Rate	Constant Currency Growth Rate
	Comparable Sales (1)				Comparable Sales (1)
	(In millions)				(In millions)
Prevention & Recovery:
U.S. Bracing & Support	$124.2	$118.4	4.9%	4.9%	$469.3	$456.1	2.9%	2.9%
U.S. Other P&R	70.2	69.0	1.8%	1.8%	268.0	260.2	3.0%	3.0%
International P&R	92.5	90.7	2.1%	2.6%	356.3	345.0	3.3%	3.3%
Total Prevention & Recovery	286.9	278.0	3.2%	3.4%	1,093.6	1,061.3	3.0%	3.0%

Reconstructive:
U.S. Reconstructive	$139.0	$129.4	7.4%	7.4%	$505.6	$479.9	5.4%	5.4%
International Reconstructive	135.0	119.6	12.9%	13.1%	503.6	450.0	11.9%	11.3%
Total Reconstructive	274.0	249.0	10.0%	10.1%	1,009.2	930.0	8.5%	8.2%

Total	$561.0	$527.0	6.4%	6.6%	$2,102.8	$1,991.3	5.6%	5.5%
(1) Comparable sales adjusts net sales for prior periods to include the sales of acquired businesses prior to our ownership from acquisitions that closed after March 31, 2023 and to exclude the sales of divested businesses and certain discontinued Recon products lines in conjunction with the Lima acquisition. The acquired businesses include the Lima and Novastep acquisitions in the Recon segment and the divested business includes a minor product line in the P&R segment.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Adjusted Net Income and Adjusted Net Income Per Share
Net (loss) income from continuing operations attributable to Enovis(1) (GAAP)	$(703.8)	$3.0	$(828.1)	$(54.4)
Restructuring and other charges - pretax(2)	19.9	7.9	45.2	20.0
MDR and other costs - pretax(3)	4.7	4.4	19.5	27.4
Debt extinguishment charges	—	7.3	—	7.3
Amortization of acquired intangibles - pretax	40.9	35.3	165.5	133.5
Inventory step-up and PPE step-up depreciation - pretax(4)	11.9	—	52.2	0.1
Strategic transaction costs - pretax(5)	13.3	10.7	78.3	38.3
Stock-based compensation	7.8	7.9	29.7	32.1
Goodwill impairment charge	645.0	—	645.0	—
Other income, net(6)	(0.1)	(25.0)	(9.9)	(25.7)
Tax adjustment(7)	15.2	(7.9)	(39.2)	(46.6)
Adjusted net income from continuing operations (non-GAAP)	$55.0	$43.5	$158.1	$132.1
Adjusted net income margin from continuing operations	9.8%	9.6%	7.5%	7.7%

Weighted-average shares outstanding - diluted (GAAP)	55,875	55,085	55,281	54,981
Net loss per share - diluted from continuing operations (GAAP)	$(12.60)	$0.05	$(14.98)	$(1.00)

Adjusted weighted-average shares outstanding - diluted (non-GAAP)	56,372	55,085	55,734	54,981
Adjusted net income per share - diluted from continuing operations (non-GAAP)	$0.98	$0.79	$2.84	$2.40
__________
(1) Net income (loss) from continuing operations attributable to Enovis Corporation for the respective periods is calculated using Net income (loss) from continuing operations less the continuing operations component of the income attributable to noncontrolling interest, net of taxes.
(2) Restructuring and other charges includes $15.2 million and $17.9 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2024, respectively, and $2.3 million and $2.6 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2023, respectively.
(3) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union MDR. These costs are classified as Selling, general and administrative expense on our Consolidated Statements of Operations.
(4) Includes $14.4 million and $51.7 million in inventory step-up charges and $2.5 million and $0.4 million in PPE step-up depreciation in connection with acquired businesses for the three months and year ended December 31, 2024, respectively. Step-up depreciation costs for such periods primarily relate to the Lima acquisition. For the three months and year ended December 31, 2023, PPE step-up depreciation costs were immaterial and thus were not included as adjustments in the computation of adjusted net income per diluted share.
(5) Strategic transaction costs includes integration costs related to recent acquisitions and ESAB Separation-related costs.
(6) Other income, net primarily includes the fair value gain on Contingent Acquisition shares, partially offset by the first quarter of 2024 loss on the non-designated forward currency hedge for managing exchange rate risk related to the Euro-denominated purchase price of the Lima Acquisition.
(7) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 21.0% and 21.6% for the three months and year ended December 31, 2024, respectively, and 22.3% and 20.1% for the three months and year ended December 31, 2023, respectively.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net loss from continuing operations (GAAP)	$(703.6)	$3.1	$(827.4)	$(53.8)
Income tax benefit	29.9	4.6	4.5	(13.3)
Other (income) expense, net	(0.1)	(25.0)	(9.9)	(25.7)
Debt extinguishment charges	—	7.3	—	7.3
Interest expense, net	9.1	4.3	57.1	19.7
Operating loss (GAAP)	(664.7)	(5.8)	(775.7)	(65.7)
Adjusted to add:
Restructuring and other charges(1)	19.9	7.9	45.2	20.0
MDR and other costs(2)	4.7	4.4	19.5	27.4
Strategic transaction costs(3)	13.3	10.7	78.3	38.3
Stock-based compensation	7.8	7.9	29.7	32.1
Depreciation and other amortization	31.6	21.4	117.3	83.6
Amortization of acquired intangibles	40.9	35.3	165.5	133.5
Goodwill impairment charge	645.0	—	645.0	—
Inventory step-up	14.4	—	51.7	0.1
Adjusted EBITDA (non-GAAP)	$112.9	$81.7	$376.5	$269.2
Adjusted EBITDA margin (non-GAAP)	20.1%	18.0%	17.9%	15.8%
__________
(1) Restructuring and other charges includes $15.2 million and $17.9 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2024, respectively, and $2.3 million and $2.6 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2023, respectively.
(2) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union MDR. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(3) Strategic transaction costs includes integration costs related to recent acquisitions and ESAB Separation-related costs.

Enovis Corporation
Reconciliation of Gross Margin (GAAP) to Adjusted Gross Margin (non-GAAP)
Dollars in millions
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$561.0	$455.0	$2,107.6	$1,707.2
Gross profit	$307.5	$264.4	$1,180.8	$990.8
Gross Margin (GAAP)	54.8%	58.1%	56.0%	58.0%

Gross profit (GAAP)	$307.5	$264.4	$1,180.8	$990.8
Inventory step-up	14.4	—	51.7	0.1
Restructuring and other charges	15.2	2.3	17.9	2.6
Adjusted gross profit (Non-GAAP)	$337.1	$266.7	$1,250.4	$993.5
Adjusted gross profit margin (Non-GAAP)	60.1%	58.6%	59.3%	58.2%

Enovis Corporation
Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,167	$36,191
Trade receivables, less allowance for credit losses of $24,466 and $9,731	407,031	291,483
Inventories, net	547,120	468,832
Prepaid expenses	36,246	28,901
Other current assets	107,882	71,112
Total current assets	1,146,446	896,519
Property, plant and equipment, net	404,500	270,798
Goodwill	1,692,709	2,060,893
Intangible assets, net	1,317,429	1,127,363
Lease asset - right of use	68,915	63,506
Other assets	88,778	90,255
Total assets	$4,718,777	4,509,334

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$20,027	$—
Accounts payable	179,098	132,475
Accrued liabilities	329,873	237,132
Total current liabilities	528,998	369,607
Long-term debt, less current portion	1,309,473	466,164
Non-current lease liability	52,461	48,684
Other liabilities	263,516	204,178
Total liabilities	2,154,448	1,088,633
Equity:
Common stock, $0.001 par value; 133,333,333 shares authorized; 55,876,517 and 54,597,142 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	56	55
Additional paid-in capital	2,973,121	2,900,747
Retained earnings (accumulated deficit)	(283,023)	542,471
Accumulated other comprehensive loss	(127,892)	(24,881)
Total Enovis Corporation equity	2,562,262	3,418,392
Noncontrolling interest	2,067	2,309
Total equity	2,564,329	3,420,701
Total liabilities and equity	$4,718,777	$4,509,334

Enovis Corporation
Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(824,815)	$(32,731)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Goodwill and asset impairment	650,308	—
Depreciation and amortization	284,796	217,109
Stock-based compensation expense	29,662	34,065
Non-cash interest expense	5,274	2,742
Fair value gain on contingency shares	(20,117)	—
Unrealized loss (gain) on currency hedges	11,123	(24,311)
Debt extinguishment charges	—	7,333
Deferred income tax expense (benefit)	(10,016)	(27,412)
(Gain) loss on sale of property, plant and equipment	1,218	(14,539)
Changes in operating assets and liabilities:
Trade receivables, net	(57,051)	(16,316)
Inventories, net	39,071	(24,737)
Accounts payable	13,982	(6,638)
Other operating assets and liabilities	(9,931)	20,423
Net cash provided by (used in) operating activities	113,504	134,988
Cash flows from investing activities:
Purchases of property, plant and equipment and intangibles	(180,714)	(122,223)
Proceeds from sale of property, plant and equipment	—	32,571
Payments for acquisitions, net of cash received, and investments	(769,914)	(152,815)
Payment for settlement of derivative	(4,845)	—
Net cash used in investing activities	(955,473)	(242,467)
Cash flows from financing activities:
Proceeds from borrowings on term credit facility	400,000	—
Repayments of borrowings under term credit facility	(20,000)	(219,468)
Proceeds from borrowings on revolving credit facilities and other	992,000	455,000
Repayments of borrowings on revolving credit facilities and other	(512,773)	(478,337)
Proceeds from borrowings on senior unsecured convertible notes	—	460,000
Payment of debt issuance costs	(703)	(25,676)
Proceeds from issuance of common stock, net	1,874	1,776
Payment of capped call transactions	—	(61,962)
Payments of tax withholding for stock-based awards	(4,772)	—
Deferred consideration payments and other	(8,805)	(3,536)
Net cash provided by (used in) financing activities	846,821	127,797
Effect of foreign exchange rates on Cash and cash equivalents	(1,517)	219
Increase (decrease) in Cash and cash equivalents and restricted cash	3,335	20,537
Cash, cash equivalents and restricted cash, beginning of period	44,832	24,295
Cash, cash equivalents and restricted cash, end of period	$48,167	$44,832